UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2005

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GIBRALTAR INDUSTRIES, INC.
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(Exact name of registrant as specified in its chapter)

Delaware                        0-22462                16-1445150
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(State or other jurisdiction           (Commission             (IRS Employer
            of incorporation)                     File Number)          Identification No.)

3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York                         14219-0228
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(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (716) 826-6500
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(Formerly Gibraltar Steel Corporation)

ITEM 1.01 Entry into a Material Definitive Agreement.

The Company has entered into change in control agreements with the Chairman and Chief Executive Officer; the President and Chief Operating Officer; and the Chief Financial Officer, Senior Vice President and Treasurer.  Upon the occurrence of a Change in Control, the Chairman and Chief Executive Officer is entitled to receive a lump sum severance payment equal to 350% of  his Annual Cash Compensation and the President and Chief Operating Officer receives a payment equal to 300% of his Annual Cash Compensation.  The Change in Control payments to these executives are made whether or not their employment is terminated as a result of the Change in Control.  The Chief Financial Officer's Change in Control agreement entitles him to a payment equal to 100% of his Annual Cash Compensation, but only if his employment is terminated within one year of the Change in Control.  All of the Change in Control Agreements define Annual Cash Compensation as the sum of (i) the executive's current annual salary including any deferred cash compensation, and (ii) the highest annual bonus paid to him during the three years immediately preceding the year in which the change in control occurs. The payments and benefits payable in the event of a Change in Control are not subject to any limitations that would prevent them from being considered "excess parachute payments" subject to excise tax payments or corporate deduction disallowance under the Internal Revenue Code. Therefore, the lump sum payments could require excise tax payments on the part of the executive, and result in a deduction disallowance on the part of the Company. In the case of the Chief Executive Officer and Chairman, as well as the President and Chief Operating Officer, the excise tax payments made by the executive will be reimbursed by the Company, including taxes the executive would incur on the reimbursement itself.

In all of the Agreements, a Change in Control will be deemed to occur under the agreements if:  (i) Any person or group, other than members of the Lipke  family acquire 35% or more of the common stock of the Company without approval of the Board of Directors; (ii) there is a change in a majority of the members of the Board of Directors in any 12 month period and the new Directors were not endorsed by by a majority of the old Directors; (iii) the Company enters into certain merger or consolidation transactions; or (iv)  the Company enters into a contract in which it agrees to merge or consolidate, and the executive's employment is terminated without cause prior to closing.

Item 9.01 Financial Statements and Exhibits

            (c) Exhibits.

            10.1   Change in Control Agreement between the Company and Brian J. Lipke

            10.2   Change in Control Agreement between the Company and Henning Kornbrekke

            10.3   Change in Control Agreement between the Company and David W. Kay

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April __, 2005        GIBRALTAR INDUSTRIES, INC.

                                                 /S/  Henning Kornbrekke
                                             Name: Henning Kornbrekke
                                             Title:   President and Chief Operating Officer

EXHIBIT INDEX

            10.1   Change in Control Agreement between the Company and Brian J. Lipke

            10.2   Change in Control Agreement between the Company and Henning Kornbrekke

            10.3   Change in Control Agreement between the Company and David W. Kay